Exhibit 23.4

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-109007 of Chesapeake Funding LLC on Form S-3 of our report dated January 29, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to Chesapeake Funding LLC if it had been operated as an unaffiliated entity) appearing in the Annual Report on Form 10-K of Chesapeake Funding LLC for the year ended December 31, 2002.

We also consent to the use in this Amendment No. 1 to Registration Statement No. 333-109007-01 of D.L. Peterson Trust on Form S-1 of our report dated January 29, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to D.L. Peterson Trust if it had been operated as an unaffiliated entity) appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Baltimore, MD
November 5, 2003